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                                                              EXHIBIT 4.22

                       [Form of Stock Purchase Warrant]

                            STOCK PURCHASE WARRANT

     This Warrant is issued this _____ day of _______, 19___, by MASTER GRAPHICS, INC., a Tennessee corporation (the "Company") to
_________________________ ("Holder").

                                  AGREEMENT:

     1.   ISSUANCE OF WARRANT; TERM. In the event that Company or any of
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Company's successors or assigns (an "Affiliated Entity") shall cause to be made or shall be involved in a public offering of its stock (an "IPO") within ten
(10) years from the date hereof, and (b) there has been no acquisition or merger of the Company prior to the time of the IPO, Holder shall have the option to acquire from the Company or an Affiliated Entity the Common Stock of the Company or the Affiliated Entity, as applicable, at a price equal to the IPO price, with the maximum number of shares which Holder shall have the option to purchase to be determined as follows:

     $_______________ + Initial IPO Price Per Share = Maximum Number of Option Shares

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." The option described pursuant to this Paragraph 1 shall only be exercisable during the ten (10) year period commencing with the date of the successful completion of the IPO (the "Exercise Period"). The exercise of, or the failure to exercise, this Warrant during the Exercise Period shall terminate all other rights of Holder hereunder.

     2.   EXERCISE PRICE.  The exercise price (the "Exercise Price") per Share
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for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be the IPO price of Common Stock of the Company.

     3.   EXERCISE. Prior to the exercise of all or any part of this Warrant,
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Holder shall give thirty (30) days prior written notice ("Holder Notice") of his intent to exercise to the Company at 6075 Poplar Avenue, Suite 401, Memphis, Tennessee 38119, or such other address as the Company shall designate in a written notice to the Holder. Within five (5) days after receipt of such notice, the Company shall deliver to Holder: any Prospectus used by the Company during the year in which the Holder Notice is received, together with all supplemental information required to insure that such Prospectus does not omit to state or misstate a material fact; its Annual Report on Form 10-K, if any, for the Company's most recently completed fiscal year; all Quarterly Reports of Form 10-Q, if any, filed by the Company during its current fiscal year; and all Current Reports on Form 8-K, if any, filed by the Company during its current fiscal year. Holder shall have until the thirtieth (30th) day from the date of the Holder Notice to rescind such notice. If Holder does not elect to rescind the Holder Notice, then on or within five (5) days after such thirtieth (30th) day, Holder shall deliver to the Company (the "Exercise Delivery"): (i) this Warrant;
(ii) a signed statement indicating the number of shares to be purchased; and
(iii) a certified check in the amount of the Exercise Price. Upon receipt of the Exercise Delivery, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver, or cause to be executed and delivered to Holder a certificate for the number of whole Shares for which this Warrant is being exercised. If this Warrant is exercised with respect to less than all of the Shares, the Company shall issue a new warrant for the remaining shares covered by this Warrant.

     4.   COVENANTS AND CONDITIONS. The above provisions are subject to the
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following:


          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company

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     and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     5.   TRANSFER OF WARRANT.  Subject to the provisions of Section 4 hereof,
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this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   WARRANT HOLDER NOT SHAREHOLDER.  Except as otherwise provided herein,
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this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company.

     7.   ARTICLE AND SECTION HEADINGS. Numbered and titled article and
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section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     8.   NOTICE.  Any and all notices, elections or demands permitted or
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required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purpose of this Warrant:

The Address of Holder is:      _________________________


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The Address of Company is:     Master Graphics, Inc.
                               6075 Poplar Avenue, Suite 401
                               Memphis, TN  38119
                               Attention:  John Miller

     9.   SEVERABILITY.  If any provisions(s) of this Warrant or the application
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thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted bylaw.

     10.  ENTIRE AGREEMENT.  This Warrant between the Company and Holder
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represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     11.  GOVERNING LAW AND AMENDMENTS.  This Warrant shall be construed and
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enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     12.  COUNTERPARTS.  This Warrant may be executed in any number of
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counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     13.  JURISDICTION AND VENUE.  The Company hereby consents to the
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jurisdiction of the courts of the State of Tennessee and the United States
District Court for the Western District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     14   CORPORATE TRANSACTIONS.  If the Company merges, consolidates, sells
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all of its assets or dissolves and such transaction is not a Change of Control
(as defined in the Company's 1998 Equity Compensation Plan), then thereafter upon any exercise of the warrant, the Holder shall be entitled to purchase under the warrant, in lieu of the number of shares of Common Stock covered by this warrant then exercisable, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets or dissolution, if, immediately prior to such agreement of merger, consolidation, sale of assets or dissolution, the Holder had been the holder of record of the number of shares of Common Stock as to which the warrant is then exercisable.

     15.  CHANGES IN CAPITAL STRUCTURE.   If the outstanding shares of Common
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Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, then the Holder shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such holder would have received if this warrant had been exercised immediately prior to such stock dividend, stock split, combination of shares or recapitalization; provided, however, that this Section 15 shall not apply to any stock dividend, stock split, combination of shares or recapitalization which occurs in contemplation of the Company's initial public offering.

     16.  OTHER CORPORATE TRANSACTIONS.  The existence of outstanding warrants
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shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, or exchanges or other relative changes in capitalization occurring



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after the Grant Date and not otherwise provided for by SECTIONS 14 or,
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SECTION 15, this warrant shall be appropriately and equitably adjusted so as
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to maintain the proportionate number of shares without changing the aggregate
Exercise Price.


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     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                              MASTER GRAPHICS, INC.

                              By:
                                 --------------------------------
                              Title:
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